UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 25, 2013

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Lagoon Drive, 4th Floor

Redwood City, California 94065

(650) 598-6000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On November 25, 2013, Equinix, Inc. (the “Company”) posted certain revised historical consolidated financial results to its Investor Relations page at www.equinix.com (the “Revised Financial Results”) for all quarterly periods commencing with March 31, 2012. The Revised Financial Results have been posted for the Company’s investors for informational purposes only.

The Revised Financial Results relate to the Company’s evaluation of whether a lengthening of the estimated period over which non-recurring installation fees are recognized, which the Company originally incorrectly considered a change in estimate that it began to recognize prospectively beginning in the second quarter of 2013, should have been applied in earlier periods, and the Company’s conclusion that these longer lives should have been identified and utilized for revenue recognition purposes beginning in 2006. The Revised Financial Results also include the correction of several previously identified immaterial errors that were either uncorrected or corrected in a period subsequent to the period in which the error originated. For a full discussion of these corrections, please see Note 2 of the Company’s Form 10-Q filed for the quarterly period ended September 30, 2013.

Equinix is making reference to certain non-GAAP financial information in the Revised Financial Results and a reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained therein.

A copy of the Revised Financial Results is attached hereto as Exhibit 99.1. The attached exhibit is provided under this Item 7.01 of Form 8-K to broadly disseminate the information and is furnished to, but not filed with, the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1	Revised Financial Results for Quarterly Periods Commencing March 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: November 25, 2013	By:	/s/ KEITH D. TAYLOR
Keith D. Taylor
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Revised Financial Results for Quarterly Periods Commencing March 31, 2012